INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Emission Controls Corp.

We have audited the accompanying consolidated balance sheets of Emission Controls Corp. (a development stage company) as of December 31, 2002 and 2001 and the related consolidated tatements of operations, stockholders' deficit and cash flows for the years then ended and for the period from September 3, 1997 (inception), to December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Emission Controls Corp. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended and from September 3, 1997 (inception), to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.
The Company's has not earned any revenue since its inception and has incurred accumulated deficits of $2,830,767 through December 31, 2002. These factors as discussed in Note 11 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to these matters are also described in
Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
July 3, 2003